EXHIBIT 25.1

_____________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
William E. Sicking
U.S. Bank National Association
425 Walnut Street 6th Floor
Cincinnati, Ohio 45202
(513) 632-4278
(Name, address and telephone number of agent for service)

Cleveland-Cliffs Inc.*
(Issuer with respect to the Securities)

Ohio	34-1464672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Public Square, Suite 3300 Cleveland, Ohio	44114
(Address of Principal Executive Offices)	(Zip Code)

7.00% Senior Guaranteed Notes due 2027
and Guarantees of 7.00% Senior Guaranteed Notes due 2027
(Title of the Indenture Securities)

*See Table of Additional Obligors on following page.

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Additional Obligor as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Cannon Automotive Solutions – Bowling Green, Inc.	Delaware	26-0766559
Cleveland-Cliffs Burns Harbor LLC	Delaware	20-0653414
Cleveland-Cliffs Cleveland Works LLC	Delaware	04-3634649
Cleveland-Cliffs Columbus LLC	Delaware	01-0807137
Cleveland-Cliffs Investments Inc. (f/k/a AKS Investments, Inc.)	Ohio	31-1283531
Cleveland-Cliffs Kote Inc.	Delaware	36-3665216
Cleveland-Cliffs Kote L.P.	Delaware	36-3665288
Cleveland-Cliffs Minorca Mine Inc.	Delaware	36-2814042
Cleveland-Cliffs Monessen Coke LLC	Delaware	25-1850170
Cleveland-Cliffs Plate LLC	Delaware	20-0653500
Cleveland-Cliffs Railways Inc.	Delaware	56-2348283
Cleveland-Cliffs Riverdale LLC	Delaware	74-3062732
Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc.	Delaware	04-3634638
Cleveland-Cliffs Steel Corporation (f/k/a AK Steel Corporation)	Delaware	31-1267098
Cleveland-Cliffs Steel Holding Corporation (f/k/a AK Steel Holding Corporation)	Delaware	31-1401455
Cleveland-Cliffs Steel Holdings Inc.	Ohio	85-4084783
Cleveland-Cliffs Steel LLC	Delaware	71-0871875
Cleveland-Cliffs Steel Management Inc. (f/k/a AH Management, Inc.)	Delaware	51-0390893
Cleveland-Cliffs Steel Properties Inc. (f/k/a AK Steel Properties, Inc.)	Delaware	51-0390894
Cleveland-Cliffs Steelton LLC	Delaware	20-0653772
Cleveland-Cliffs Steelworks Railway Inc.	Delaware	04-3634622
Cleveland-Cliffs Tek Inc.	Delaware	36-3519946
Cleveland-Cliffs Tek Kote Acquisition Corporation	Ohio	85-4304182
Cleveland-Cliffs Tek L.P.	Delaware	36-3525438
Cleveland-Cliffs Tubular Components LLC (f/k/a AK Tube LLC)	Delaware	31-1283531
Cleveland-Cliffs Weirton LLC	Delaware	56-2435202
Cliffs Mining Company	Delaware	34-1120353
Cliffs Minnesota Mining Company	Delaware	42-1609117
Cliffs TIOP Holding, LLC	Delaware	47-2182060
Cliffs TIOP, Inc.	Michigan	34-1371049
Cliffs TIOP II, LLC	Delaware	61-1857848
Cliffs UTAC Holding LLC	Delaware	26-2895214
Fleetwood Metal Industries, LLC	Delaware	98-0508950
IronUnits LLC	Delaware	34-1920747
Lake Superior & Ishpeming Railroad Company	Michigan	38-6005761
Metallics Sales Company	Delaware	84-2076079
Mid-Vol Coal Sales, Inc.	West Virginia	55-0761501
Mountain State Carbon, LLC	Delaware	31-1267098

Northshore Mining Company	Delaware	84-1116857
PPHC Holdings, LLC	Delaware	31-1283531
Precision Partners Holding Company	Delaware	22-3639336
Silver Bay Power Company	Delaware	84-1126359
SNA Carbon, LLC	Delaware	31-1267098
The Cleveland-Cliffs Iron Company	Ohio	34-0677332
Tilden Mining Company L.C.	Michigan	34-1804848
United Taconite LLC	Delaware	42-1609118
(1) The address and phone number of each Additional Obligor is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.

FORM T-1
Item 1.    GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)    Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)    Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2.    AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None.
Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16.    LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1. A copy of the Articles of Association of the Trustee.*
2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4. A copy of the existing bylaws of the Trustee.**
5. A copy of each Indenture referred to in Item 4. Not applicable.
6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7. Report of Condition of the Trustee as of December 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on Form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE
    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 12th of March, 2021.

By:	/s/ William E. Sicking
William E. Sicking
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU
TREASURY DEPARTMENT
SEAL
OF THE
Comptroller
OF THE
CURRENCY

2020-00621-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 1, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2020-00621-C

Exhibit 6
CONSENT
    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 12, 2021

By:	/s/ William E. Sicking
William E. Sicking
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2020

($000’s)

12/31/2020
Assets
Cash and Balances Due From Depository Institutions	$62,424,852
Securities	135,372,305
Federal Funds	149
Loans & Lease Financing Receivables	299,153,643
Fixed Assets	7,454,095
Intangible Assets	12,786,750
Other Assets	27,582,366
Total Assets	$544,774,160

Liabilities
Deposits	$442,835,836
Fed Funds	1,175,229
Treasury Demand Notes	—
Trading Liabilities	1,036,903
Other Borrowed Money	27,992,840
Acceptances	—
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,494,315
Total Liabilities	$491,385,123

Equity
Common and Preferred Stock	$18,200
Surplus	14,266,915
Undivided Profits	38,303,599
Minority Interest in Subsidiaries	800,323
Total Equity Capital	$53,389,037

Total Liabilities and Equity Capital	$544,774,160